Exhibit 10.01

Seismic Services Agreement

Terrex Pty Ltd

ABN 41 090 147 274

(Terrex)

and

Discovery Energy SA Pty Ltd

ABN 89 158 204 052

(Client)

Nike 3D Seismic Survey

PEL 512

Document Number:         TS-MA-J00128

Table of Contents

1.	Definitions and interpretation	5
1.1	Definitions	5
1.2	Interpretation	10

2.	Services	11
2.1	Services	11
2.2	Compliance	11
2.3	Seismic Recording Commencement Date	12

3.	Remuneration and Terms	12
3.1	Payment to Terrex	12
3.2	Variation of Charges	12
3.3	Payment Terms	13

4.	Work Changes	13
4.1	Work Changes and Change Orders	13
4.2	Impact of the Change Order on costs and time	14
4.3	Terrex Change Order Proposal	14
4.4	Dispute	15

5.	Representative	15
5.1	Terrex Representative	15
5.2	Client Representative	15

6.	Client’s general obligations	15

7.	Supply of materials and equipment	16

8.	Subcontracts	16
8.1	Terrex may subcontract	16
8.2	Terrex remains liable	16

9.	Intellectual Property	17
9.1	Ownership of IP Rights and other intellectual property	17
9.2	Covenants	17
9.3	Notification of Claims	17
9.4	Restrictions on the Client’s rights	17
9.5	Proceedings	18

10.	Liabilities and Indemnities	18
10.1	Indemnity by Terrex	18
10.2	Indemnity by Client	19
10.3	Indemnification survives termination	19
10.4	Maximum liability	19
10.5	Consequential Loss	19
10.6	Exclusion of implied warranties	19
10.7	Non-excludable rights implied by Law	19
10.8	Liability for non-excludable rights	20

11.	Care for the Environment	20

12.	Insurance	21
12.1	Insurance	21
12.2	General Insurance Provisions	22
12.3	Subcontractors	22

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13.	Confidentiality	22
13.1	Obligations of confidentiality	22
13.2	Exceptions	22

14.	Public Announcements	23
14.1	Making announcements	23
14.2	Requirements	23

15.	Force Majeure	23
15.1	Force Majeure Events	23
15.2	Force Majeure Declaration	23
15.3	Cessation of Force Majeure Event	24

16.	Termination	24
16.1	Termination for Convenience	24
16.2	Remedy Notice	24
16.3	Termination Notice	25
16.4	Consequences of termination or expiration of this Agreement	25
16.5	Clauses surviving termination or expiration	25

17.	Dispute Resolution	26
17.1	Notice of Dispute and Meeting	26
17.2	Continue to Perform	26
17.3	Procedure	26
17.4	Condition Precedent	27
17.5	Good Faith	27

18.	GST	27
18.1	Definitions	27
18.2	Consideration is GST exclusive	27
18.3	Payment of GST	27
18.4	Reimbursement of expenses	28

19.	Errors in Terrex’s documents	28

20.	General	28
20.1	Nature of obligations	28
20.2	Successors and assigns	28
20.3	No assignment	28
20.4	Consents and approvals	28
20.5	No variation	28
20.6	Governing law and jurisdiction	29
20.7	Relationship of Parties	29
20.8	Entire understanding	29
20.9	No waiver	29
20.10	No adverse construction	29
20.11	Further assurances	29
20.12	Severability	29
20.13	Costs	29
20.14	Counterparts	30
20.15	Conflicting provisions	30
20.16	No merger	30
20.17	No right to set-off	30
20.18	Notices	30

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4

Terrex Seismic Services Agreement

Date	2016

Parties

1.	Terrex Pty Ltd ABN 41 090 147 274 of Level 4, 76 Kings Park Road, West Perth, Western Australia 6008 (Terrex)

2.	Discovery Energy SA Pty Ltd ABN 89 158 204 052 of Level 8, 350 Collins Street, Melbourne, VIC 3000 (Client)

Background

A.	Terrex provides safe, high quality 2D and 3D seismic services (using both seismic vibrator and explosive sources) to companies involved in oil and gas exploration and production.

B.	The Client is the sole titleholder and the operator of Petroleum Exploration Licence (PEL) 512 in the Cooper Basin of South Australia.

C.	The Client has agreed to engage Terrex for, and Terrex has agreed to provide to the Client, the Services in accordance with the Scope of Work and the terms of this Agreement over a certain area within PEL 512.

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

Agreement means this agreement including the Background, any Schedules and any Annexures;

Annexure means an annexure to this Agreement;

Area of Operations means the area stipulated by the Client for the performance of the Services, as listed in Item 5 of Part 1 of the Scope of Work or as otherwise agreed by the Parties;

Authorisation means an authorisation, consent, right, certificate, licence, permit, declaration, exemption, notarisation or waiver, however described (including any renewal or partial renewal);

Base of Operations means 22 Crockford Street, Banyo, Queensland;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Western Australia;

Change Order is defined in clause 4.1;

Charges means the GST exclusive price for the Services as set out in the Charges Schedule;

Charges Schedule means the schedule of Charges set out in Schedule C;

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Client Deliverables are the items set out in Schedule E to be provided by the Client to Terrex to enable Terrex to provide the Services pursuant to the terms of this Agreement;

Client Group means the Client, the Client Representative, its contractors, its consultants, and their respective directors, officers, agents and employees, other than Terrex, its contractors, its consultants, and their respective directors, officers, agents and employees;

Client Representative means the person set out in item 2 of Schedule A;

Commencement Date means the date set out in item 2 of Part 1 of the Scope of Work or such other date agreed date;

Confidential Information means the terms and existence of this Agreement and all information belonging to or relating to a Party to this Agreement, whether oral, graphic, electronic, written or in any other form, including all information and data produced or otherwise resulting from the Services, that is:

(a)	or should reasonably be regarded as, confidential to the Party to whom it belongs or relates;

(b)	not generally available to the public at the time of disclosure, other than by reason of a breach of this Agreement;

Controller means, in relation to a person:

(a)	a controller (as defined in the Corporations Act), receiver, receiver and manager, administrator, liquidators (whether provisional or otherwise) of that person or that person’s property or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity; or

(b)	anyone else who (whether or not as agent for the person) is in possession, or has control, of that person’s property to enforce an Encumbrance;

Corporations Act means the Corporations Act 2001 (Cth);

Daily Operational Report is defined in paragraph (a) of Part 1 of Schedule D;

Downtime means any production time lost due to:

(a)	equipment malfunction or non-compliance with recording specifications;

(b)	failure to maintain stocks of maintenance and spare parts, tools and operational supplies;

(c)	failure to maintain a full complement of Personnel sufficient to continue the Services;

(d)	intra-prospect Vehicle and Equipment wash-down (limited to one wash-down on completing the Services);

(e)	animal damage to Vehicles and Equipment where not caused by Personnel negligence,

other than caused by a Standby Event or by the Client’s instruction;

Downtime Rate is included in the Turnkey Price;

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Encumbrance means:

(a)	any:

(i)	legal or equitable interest or power created, arising in or reserved in or over an interest in any property or asset;

(ii)	security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge, lien, pledge, trust, power or retention of title arrangement, right of set-off, assignment of income, garnishee order, monetary claim and flawed deposit arrangement);

(b)	any thing or preferential interest or arrangement of any kind giving a person priority or preference over claims or other persons with respect to any property or asset;

(c)	a PPSA Security Interest; or

(d)	any agreement or arrangement (whether legally binding or not) to grant or create anything referred to in paragraphs (a), (b) or (c);

Final Operations Report is defined in paragraph (c) of Part 1 of Schedule D;

Force Majeure Event means any act, event or cause including:

(a)	fires, torrential rainstorms, floods, radioactivity, windstorms, earthquakes, epidemics or other damage from the elements or an act of God;

(b)	riots, insurrection, war, acts of foreign enemies, acts of terrorism, requisition or compulsory acquisition by any governmental or competent agency and country or industry-wide strikes, work bans and other Third Party enforced limitations;

(c)	actions or decrees or omissions of any federal, state territorial or governmental authority;

(d)	disputes with native title holders or claimants or indigenous people concerning encroachment on sites of significance to such indigenous people where the dispute is not as a result of any knowingly wilful or negligent act by any member of the Terrex Group that results in a breach of this Agreement;

(e)	total or partial breakdown or stoppage of airline, railway, shipping or other means of transportation not under Terrex control; or

(f)	any other cause beyond the reasonable control of the Party affected,

to the extent that the act, event or cause directly results in the Party affected being prevented from or delayed in performing one or more of its obligations under this Agreement;

Government Agency means any government or any public, statutory, governmental (including a local government), semi-governmental or judicial body, entity, department or authority and includes any self-regulatory organisation established under statute;

GST Act is defined in clause 18;

Insolvency Event means, in relation to a Party, any one or more of the following events or circumstances:

(a)	a winding up, dissolution, liquidation, provisional liquidation, administration or bankruptcy;

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(b)	having a Controller or analogous person appointed to it or any of its property;

(c)	being unable to pay its debts as and when due and payable or being deemed insolvent under any provision of the Corporations Act or any other Law;

(d)	seeking protection from its creditors under any Law, entering into a compromise, moratorium, assignment, composition or arrangement with, or for the benefit of, any of its members or creditors; or

(e)	any analogous event or circumstance to those described in paragraphs (a) to (d) under any Law,

unless such event or circumstance occurs as part of a solvent reconstruction, amalgamation, compromise, arrangement, merger or consolidation approved by the other Party (which approval is not to be unreasonable withheld or delayed);

Invoice means an invoice issued by Terrex in a form and substance that will constitute a tax invoice (as that term is defined in the GST Act), relating to Services rendered pursuant to this Agreement;

IP Rights means all intellectual property rights and know-how owned or developed by Terrex in the on-shore seismic, ancillary and related services described in the Scope of Work which is relevant to the provision of the Services but does not include intellectual property rights in the data and information produced by or otherwise resulting from the Services;

Law means:

(a)	principles of law or equity established by decisions of courts;

(b)	statutes, regulations or by-laws of the Commonwealth of Australia, or any State or Territory of the Commonwealth of Australia or a Government Agency; and

(c)	requirements and approvals (including conditions) of the Commonwealth of Australia or any State or Territory of the Commonwealth of Australia or a Government Agency that have the force of law;

Materials and Equipment means the materials and equipment upon which the Charges are based, and which will be used by Terrex in providing the Services, as set out in Part 2.2 of the Scope of Work;

Party means either Terrex or the Client as the context requires and Parties means Terrex and Client collectively;

Payment Schedule means the schedule of Staged Payments for the Total Estimated Project Cost as set out in the Charges Schedule;

Personnel means all personnel involved in the conduct of the Services within the Area of Operations, including any member of the Client Group and the Seismic Project Personnel;

PPSA Security Interest means a security interest as defined in the Personal Property Securities Act 2009 (Cth);

Safety and Environmental Incidents Report is defined in paragraph (b) of Part 1 of Schedule D;

Schedule means a schedule to this Agreement;

Scope of Work means the scope of Services set out in Schedule B, subject to clause 4;

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Seismic Line Co-Ordinates means the co-ordinates provided by the Client to enable Terrex to conduct the Services, as set out in Annexure B;

Seismic Line Maps means the maps provided by the Client to enable Terrex to conduct the Services, as set out in Annexure A;

Seismic Project Personnel means the personnel required to conduct the Services as set out in Part 2.1 of the Scope of Work;

Seismic Recording Commencement Date means the date that Terrex will commence the Seismic Recording Operations which is set out in item 3 of Part 1 of the Scope of Work or such other date agreed date;

Seismic Recording Operations means the actual acquisition of the 3D seismic data by Terrex within the Area of Operations;

Serious Default means, in relation to a Party, the occurrence of one or more of the following events or circumstances:

(a)	an Insolvency Event occurs in relation to the Party;

(b)	a notice of deregistration of the Party is given under section 601AA(5) or 601AB(5) of the Corporations Act;

(c)	suspending performance of its obligations under this Agreement contrary to the terms of this Agreement; or

(d)	failing to comply with any Law.

Services means the services set out in item 8 of Part 1 of the Scope of Work;

Staged Payments means the payments of the Total Estimated Project Cost set out in the Payment Schedule for the Services rendered pursuant to the Scope of Work;

Standby Event means a Force Majeure Event or other event that causes an agreed delay or suspension in Terrex providing the Services or where Terrex is requested by the Client to delay or suspend the Services, as outlined in Schedule C, Charges Schedule;

Standby Rate is a Charge as set out in Schedule C, Charges Schedule, which is chargeable by Terrex when a Standby Event occurs to a maximum of 10 hours per day for a total of 5 days for the duration of the Services;

Stand Down means a request by the Client that Terrex demobilise the Seismic Project Personnel from the Area of Operations, but the Materials and Equipment remain in situ;

Stand Down Rate is a Charge as set out in Schedule C, Charges Schedule, paragraph (f), which is chargeable by Terrex where a Stand Down is requested by the Client to a maximum of 10 hours per day for a total of 5 days for the duration of the Services;

Subcontractor means any person engaged by Terrex to perform any part of the Services and includes, without limitation, consultants, suppliers and other contractors;

Tax, Taxes or Taxation means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions imposed, assessed or charged by any Government Agency, together with all interest, penalties, fines, expenses and other additional statutory charges resulting from a failure to pay when due the full amount of any such imposition;

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Term means the term of this Agreement commencing on the Commencement Date and continuing until the completion of the Services in accordance with the Scope of Work and the full provision of the Terrex Deliverables including the delivery of the seismic data in accordance with clause 2.2(b) (whichever occurs later), unless terminated earlier in accordance with this Agreement;

Terrex Change Order Proposal is defined in clause 4.2(c);

Terrex’s Deliverables are the deliverables to be provided to the Client by Terrex as set out in Schedule D;

Terrex Group means Terrex, the Subcontractors, and their respective directors, officers, agents and employees;

Terrex Representative is the person set out in item 6 of Schedule A;

Third Party means any natural person, association of persons, company or other body corporate or commercial entity of whatever character other than any member of the Client Group or any member of the Terrex Group; and

Total Estimated Project Cost means the aggregate of the total estimated costs of the Services, including for mobilisation, advance party operations, GPS line positioning, pegging and surveying, seismic line clearing, Seismic Recording Operations, infield data processing and quality control, seismic line restoration and demobilisation;

Turnkey Price means the total lump sum price for the Services to be provided by Terrex pursuant to the Scope of Work, as determined by the Client in accordance with the Charges Schedule and as may be varied from time to time in accordance with the Charges Schedule and clauses 3.2 or 4. The Turnkey Price includes the Working Rate, Downtime Rate and rates in respect of Wet Weather Time chargeable by Terrex for conducting the various stages of the Services, but does not include Charges levied under the Standby Rate or Stand Down Rate;

Vehicles means the vehicles upon which the Charges are based, and which will be used by Terrex in providing the Services, as set out in Part 2.2(b) of the Scope of Work;

Wet Weather Time means periods during which Terrex is delayed in performing the Services by adverse weather that does not constitute a Force Majeure Event; and

Working Rate is a Charge set out in Schedule C, Charges Schedule, Table 1, which is chargeable by Terrex for conducting the various stages of the Services as set out in Item 8, Part 1, Scope of Work, and, other than as may be varied in accordance with this Agreement, is included in the Turnkey Price.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

(c)	the headings are used for convenience only and do not affect the interpretation of this Agreement;

(d)	other grammatical forms of defined words or expressions have corresponding meanings;

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(e)	a reference to a document includes the document as modified from time to time and any document replacing it;

(f)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(g)	the word "person" includes a natural person and any body or entity whether incorporated or not;

(h)	the word "month" means calendar month and the word "year" means 12 months;

(i)	the words "in writing" include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(j)	a reference to a thing includes a part of that thing;

(k)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(l)	wherever "include" or any form of that word is used, it must be construed as if it were followed by "(without being limited to)";

(m)	money amounts are stated in Australian currency unless otherwise specified; and

(n)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body that performs most closely the functions of the defunct body.

2.	Services

2.1	Services

Terrex agrees to provide, and the Client agrees to engage Terrex to provide, the Services to the Client in accordance with the terms of this Agreement.

2.2	Compliance

In providing the Services to the Client under this Agreement, Terrex shall:

(a)	provide the Services in the Area of Operations during the Term in accordance with the Scope of Work;

(b)	comply with its health, safety and environmental obligations under Part 3 of the Scope of Work;

(c)	provide the Client with the Terrex Deliverables in accordance with the specifications and timeframes set out in Schedule D in a form acceptable to the Client acting reasonably;

(d)	comply with, and ensure that Terrex and its Subcontractors complies with:

(i)	the Scope of Work;

(ii)	all applicable Laws and Authorisations, including land access and environmental approvals;

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(iii)	the Client’s applicable safety, health and environment policies and procedures (provided that copies are given to Terrex by the Client prior to the Commencement Date); and

(iv)	the Client’s contractual obligations to the traditional owners of the land that is the subject of the Area of Operations (provided that Terrex is given written notice of such contractual obligations by the Client prior to the Commencement Date); and

(e)	ensure that all acquired seismic data is sent to the Client’s offices or as requested in accordance with the Seismic Data Shipment details in Schedule D, Terrex Deliverables, Part 2.

2.3	Seismic Recording Commencement Date

(a)	The Client agrees that 30 days prior to the Seismic Recording Commencement Date, or as agreed in writing subsequent to the signing of this Agreement, it will re-confirm to Terrex that the recording of the seismic program in accordance with the Scope of Work is able to commence on the Seismic Recording Commencement Date (or such other agreed date).

(b)	Should it delay the Seismic Recording Commencement Date subsequent to the confirmation set out in clause (a), the Client shall, at the Client’s sole discretion:

(i)	release Terrex to allocate the Seismic Project Personnel, Materials and Equipment and any other resources required by Terrex to provide the Services to any other work at the discretion of Terrex, and both Parties will use their best endeavours to agree to a new Seismic Recording Commencement Date, having regard to Terrex’s other work commitments and schedule; or

(ii)	the Client will pay the daily Standby Rate for the period between the original Seismic Recording Commencement Date and the new Seismic Recording Commencement Date to retain the Seismic Project Personnel, Materials and Equipment and resources required to provide the Services when directed by the Client.

(c)	Nothing in this clause 2.3 affects any right of Terrex to Invoice for, or any obligation of the Client to pay, the Staged Payments pursuant to the terms of this Agreement unless and until and for the period that Terrex is released in accordance with clause 2.3(b)(i).

3.	Remuneration and Terms

3.1	Payment to Terrex

In consideration for performing the Services required by this Agreement, the Client will pay Terrex the Charges in accordance with the Charges Schedule.

3.2	Variation of Charges

Terrex is entitled to increase the Charges set out in the Charges Schedule in accordance with any increase in the Consumer Price Index (CPI) as published by the Australian Bureau of Statistics from time to time at the end of every 6-month period commencing on the Commencement Date and shall notify the Client in writing of the adjusted Charges, Charges Schedule and the Payment Schedule (where applicable) as soon as reasonably practicable.

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3.3	Payment Terms

(a)	Terrex shall issue an Invoice for each Staged Payment in the amounts and on the dates set out in the Payment Schedule and the Client shall pay those Invoices within ten (10) Business Days of receipt.

(b)	The Total Estimated Project Cost is based on the Services to be rendered in accordance with the Scope of Work, based on the Seismic Project Personnel and the Materials and Equipment stated in the Scope of Work.

(c)	Where:

(i)	a Stand Down is requested by the Client, Terrex shall Invoice the Client at that Stand Down Rate; or

(ii)	a Standby Event occurs, Terrex shall Invoice the Client at that Standby Rate;

(iii)	the Working Rate is payable pursuant to the terms of this Agreement or the Scope of Work, Terrex shall Invoice the Client at that Working Rate; and

(iv)	any other reimbursable item is payable by the Client pursuant to the terms of this Agreement, and Terrex shall Invoice the Client for such reimbursable items,

and such Charges shall be invoiced separate to the Staged Payments by Terrex to the Client, in accordance with the Charges Schedule.

(d)	All Invoices issued by Terrex pursuant to this Agreement, other than those set out in clause 3.3(a) above shall be payable within 15 Business Days of receipt by the Client.

(e)	Payments outstanding for a period greater than 30 days after the due date will be charged interest, accruing at a rate of 1.0% per month or pro-rated for part month.

(f)	If the Client, in good faith, disputes whether the whole or part of any Invoice issued by Terrex is payable, the Client must:

(i)	pay the undisputed amount in the Invoice by the due date for payment but may withhold the amount disputed; and

(ii)	give written notice to Terrex, within 10 Business Days after receipt of the Invoice, of the amount disputed and the reasons for the dispute.

(g)	If the Client and Terrex are unable to resolve any dispute notified by the Client pursuant to clause 3.3(f) within 5 Business Days of Terrex receiving the Client’s notice under clause 3.3(f)(ii), either Party may invoke the dispute resolution procedure in clause 17.

(h)	Where the disputed amount becomes due and payable, as a result of the Parties’ agreement pursuant to clause 3.3(g) or a determination is made pursuant to the dispute resolution process pursuant to clause 17, the Client agrees to pay the disputed amount within 15 Business Days of such agreement or determination.

4.	Work Changes

4.1	Work Changes and Change Orders

If the Client requires a change to the Scope of Work (Change Order), the Client must provide Terrex with a written request detailing the nature and scope of the Change Order.

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4.2	Impact of the Change Order on costs and time

If Terrex reasonably determines that a Change Order:

(a)	will not increase the cost or time of performing the Services, Terrex shall:

(i)	execute the Change Order;

(ii)	provide the executed Change Order to the Client; and

(iii)	perform the Services in accordance with the Change Order; or

(b)	will reduce the cost or time for performing the Services, the Parties shall negotiate in good faith, acting reasonably, an appropriate reduction in the Staged Payments or a refund taking into account any unavoidable and reasonable costs incurred by Terrex in relation to providing the Services prior to the reduction in the Scope of Work; or

(c)	will increase the cost or time of performing the Services, Terrex may, and as soon as reasonably practicable but no later than 10 Business Days following receipt of the Change Order:

(i)	advise the Client that it will conduct the additional services and shall Invoice the Client in accordance with the Charges Schedule and all other provisions of this Agreement, separate to the Staged Payments; or

(ii)	provide the Client with written notice (Terrex Change Order Proposal) containing:

(A)	details of amendments to the Scope of Work to be implemented;

(B)	any changes to the Charges (including the Turnkey Price and the Total Estimated Project Cost) or the Payment Schedule as appropriate as a result of the Change Order; and

(C)	a timetable for the implementation of the Change Order, together with an appropriate extension of time for the performance of any associated obligations under this Agreement or the Scope of Work; or

(d)	relates to services beyond the reasonable capability of Terrex or which will result in the contravention of any safety, health and environment policy of the Parties or any Laws, Terrex may refuse to comply with the Change Order.

4.3	Terrex Change Order Proposal

(a)	Within 5 Business Days of receipt of the Terrex Change Order Proposal, the Client shall notify Terrex in writing whether it accepts or rejects the Terrex Change Order Proposal.

(b)	In the event that the Client rejects the Terrex Change Order Proposal:

(i)	the Parties must continue to perform their respective obligations under this Agreement and the Scope of Work without any change; or

(ii)	the Parties shall negotiate any reasonable amendments requested by the Client to the Terrex Change Order Proposal in good faith.

(c)	Where the Client accepts the Terrex Change Order Proposal:

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(i)	the Parties must promptly execute the Terrex Change Order Proposal;

(ii)	the Scope of Work shall be amended as specified therein and will take effect from the date of execution; and

(iii)	Terrex must provide the Services in accordance with the Terrex Change Order Proposal.

4.4	Dispute

Where the Parties fail to execute a Change Order or a Terrex Change Order Proposal, the Parties must continue to perform their respective obligations under this Agreement and the Scope of Work without any change and Terrex is not required to comply with the Change Order or Terrex Change Order Proposal as the case may be, unless this Agreement is terminated in accordance with its terms.

5.	Representative

5.1	Terrex Representative

(a)	Prior to the Commencement Date, Terrex will appoint the Terrex Representative in all day-to-day matters relating to the performance of the Services but the Terrex Representative does not have authority to agree to any amendment or variation of any of the terms or provisions of this Agreement or to waive any of the rights, duties or liabilities of Terrex under this Agreement.

(b)	Terrex will authorise the Terrex Representative to direct and control Terrex's performance of the Services in the Area of Operations and to liaise with the Client Representative regarding the performance of the Services and any disputes concerning the performance of the Services.

(c)	Terrex will provide 14 days’ notice to the Client of any proposed changes to the Terrex Representative.

5.2	Client Representative

(a)	Prior to the Commencement Date, the Client will appoint and maintain the Client Representative to represent the Client and to liaise with Terrex on all day-to-day matters relating to the performance of the Services.

(b)	The Client Representative does not have authority to agree to any amendment or variation of any of the terms or provisions of this Agreement or to waive any of the rights, duties or liabilities of the Client.

6.	Client’s general obligations

The Client must:

(a)	perform and observe all of its obligations under this Agreement and the Scope of Work;

(b)	comply with, and ensure that its agents, employees and contractors comply with, all applicable Laws, standards and codes of practice (if any), and all Authorisations applying from time to time to the Client;

(c)	provide Terrex with the Client Deliverables and all other instructions, documentation and technical information necessary for Terrex to provide the Services as requested by Terrex (Client Information);

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(d)	use its best endeavours to ensure that the Client Information is fit for the purpose intended and free from any defects. Notwithstanding any other provision in this Agreement, if the Client Information is defective in any way or requires amendment or modification, Terrex may claim the reasonable costs of any such amendment or modification from the Client, provided that Terrex has first notified the Client of the defect and has provided the Client with reasonable opportunity to remedy the defect or otherwise amend or modify the information so that it is fit for purpose;

(e)	ensure that Terrex and the Seismic Project Personnel, including Terrex’s agents, employees and Subcontractors have full, free and safe access to the Area of Operations at all times for the purposes of providing the Services and performing Terrex’s obligations under this Agreement;

(f)	allow Terrex the sole and unfettered discretion to determine the most efficient clearing and shooting order in providing the Services pursuant to this Agreement;

(g)	make all applications and obtain all necessary Authorisations and other permitting approvals required for Terrex to perform the Services including government, local shire, main roads, public utilities and services where required, landholders, native title holders or claimants, cultural heritage groups, environmental groups and other stakeholders or any other parties whose property or services may be affected by Terrex performing the Services; and

(h)	notify Terrex as soon as practicable in the event that it receives a substantiated complaint from a person or organisation referred to in clause 6(g) concerning Terrex’s obligations under this Agreement. Following receipt of such notice, Terrex shall use its best endeavours to rectify any such complaint.

7.	Supply of materials and equipment

(a)	Terrex must provide, at its own cost and expense, all the Materials and Equipment to provide the Services in accordance with this Agreement.

(b)	All Materials and Equipment used in the provision of the Services by Terrex and all present and future IP Rights:

(i)	remain the sole property of Terrex; and

(ii)	may, unless otherwise agreed to by Terrex, be used by Terrex in providing services to other customers of Terrex.

8.	Subcontracts

8.1	Terrex may subcontract

Terrex may, in its sole discretion, engage Subcontractors to provide any of the Services required under this Agreement.

8.2	Terrex remains liable

If Terrex engages a Subcontractor:

(a)	Terrex is not relieved of any of its liabilities or obligations under this Agreement; and

(b)	Terrex is liable to the Client for acts, defaults and omissions of the Subcontractor, or any of the Subcontractor’s agents, employees or contractors, as if they were acts, defaults or omissions of Terrex.

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9.	Intellectual Property

9.1	Ownership of IP Rights and other intellectual property

(a) The Client acknowledges Terrex’s title to and interest in the IP Rights.

(b)	Terrex acknowledges the Client’s title to and interest in the intellectual property in the data and information produced by or otherwise resulting from the Services.

9.2	Covenants

The Client must:

(a)	not represent itself as the owner of or having any interest in the IP Rights or any part of them except as otherwise agreed to in writing by Terrex;

(b)	subject to this Agreement, not use or allow the use of any IP Rights or any part of them in a manner that is contrary to or conflicts with or in any way damages the title or interest of Terrex in the IP Rights;

(c)	subject to this Agreement, where any IP Rights are referred to or used by the Client, indicate clearly Terrex’s ownership of the IP Rights;

(d)	execute licences or other agreements in relation to Terrex’s use of the IP Rights as may be reasonably required by Terrex from time to time;

(e)	do all acts or things reasonably required by Terrex to defend Terrex’s IP Rights including the provision of any evidence required by Terrex for use in the preparation or conduct of any proceedings relating to unauthorised use or infringement of the IP Rights;

(f)	not challenge or call into question in any way, the right, title, interest and goodwill of Terrex in respect of the IP Rights;

(g)	subject to this Agreement, not register or attempt to register under the provisions of any statute or otherwise, the IP Rights without the express written consent of Terrex;

(h)	not modify, reverse engineer or make of a copy of the IP Rights for any purpose; and

(i)	do all other acts and things that may be reasonably required by Terrex to ensure the protection of the IP Rights.

9.3	Notification of Claims

The Client must immediately notify Terrex of any issue, claim, demand, threat, notice of proceedings or cause of action (whether contingent, accrued or otherwise) against the Client relating to the IP Rights (Proceedings).

9.4	Restrictions on the Client’s rights

The Client has no right to:

(a)	enter into any settlement discussion of any nature in relation to the Proceedings;

(b)	settle or compromise the Proceedings in any way; or

(c)	take any action in relation to the Proceedings,

without Terrex’s prior written consent.

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9.5	Proceedings

Terrex may, in its absolute discretion, take over the conduct or handling of any Proceedings to the exclusion of the Client. If Terrex does so:

(a)	Terrex must indemnify the Client against any liability for costs relating to the Proceedings from the date that Terrex elects to take over the Proceedings;

(b)	Terrex is entitled to the benefits, if any, of the Proceedings and is liable for any award or damages or other liability resulting from the Proceedings; and

(c)	the Client appoints Terrex as its attorney to do in the Client’s name all acts, matters and things that Terrex thinks fit in respect of the conduct of the Proceedings and the Client must furnish Terrex with all assistance and information in that regard as Terrex may reasonably request.

10.	Liabilities and Indemnities

10.1	Indemnity by Terrex

Subject to this clause 10, Terrex shall indemnify, defend and hold harmless:

(a)	the Client Group from and against any loss, damage, liability, expense and costs (including reasonable legal costs), suffered or incurred, in respect of any:

(i)	personal injury to or sickness including death of Terrex Group personnel or any other Seismic Project Personnel; or

(ii)	damage to any real or personal property of any member of the Terrex Group or any other Seismic Project Personnel,

arising from the performance of the Services, except as is determined to be caused directly by the breach of this Agreement, statutory breach by, or the negligence or wilful misconduct of, any member of the Client Group;

(b)	the Client Group against any liability, loss, damage, claim or legal action of whatsoever nature arising under any Law in respect of:

(i)	the failure of Terrex to obtain, maintain, keep up and renew any Authorisations necessary for the performance of its obligations under this Agreement (other than those required to be obtained by the Client under clause 6(f));

(ii)	the death, sickness or injury of any Third Party, caused by the breach of this Agreement by, or the negligence or wilful misconduct of, any member of the Terrex Group in performance of the Services; and

(iii)	loss, destruction of, injury or damage to, or loss of use of any Third Party property (real and personal) arising out of or caused by any act of any member of the Terrex Group in performance of the Services; and

(c)	the Client against loss, damage or destruction to seismic tapes, the subject of this Agreement. The care and custody in seismic tapes will transfer from Terrex to the Client once seismic tapes are recorded as having been delivered to the Client (or its nominated processing house).

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10.2	Indemnity by Client

The Client will indemnify, defend and hold harmless the Terrex Group from and against any loss, damage, liability, expense and costs (including reasonable legal costs), suffered or incurred, in respect of:

(a)	any personal injury or sickness (including death) of the Client Group personnel; or

(b)	any damage to any real or personal property of any member of the Client Group,

arising from any act or omission of or by any member of the Terrex Group, except as is caused by the breach of this Agreement or statutory breach by, or the negligence or wilful misconduct of, any member of the Terrex Group.

10.3	Indemnification survives termination

The provisions for indemnification in clauses 10.1 and 10.2 will survive the expiry or termination of this Agreement, regardless of whether any claim or legal action is commenced prior to or after the expiry or termination of this Agreement provided that the conduct giving rise to the loss, liability, damage, destruction or claim the subject of the indemnity occurred during the term of this Agreement.

10.4	Maximum liability

The maximum aggregate liability of Terrex for all proven losses, damages and claims arising out of this Agreement, including liability for breach of contract, statute, tort (including negligence) or for any other common law or statutory action, is limited to the total amount payable for the Services provided by Terrex pursuant to this Agreement and the Scope of Work in the first year of the Term.

10.5	Consequential Loss

Notwithstanding any provision to the contrary in any other clause of this Agreement, neither Party will be liable to the other Party or any other person for any indirect, incidental, special or consequential loss or damage, loss of profits or anticipated profits, economic loss, loss of business opportunity, loss of data or loss or damage resulting from wasted management time irrespective of whether:

(i)	the loss or damage is caused by or related to breach of contract, statute, tort (including negligence) or otherwise; or

(ii)	the other Party or any other person was previously notified of the possibility of the loss or damage.

10.6	Exclusion of implied warranties

Any representation, warranty, condition, guarantee or undertaking that would be implied in this Agreement by legislation, common law, equity, trade, custom, or usage is excluded to the fullest extent permitted by Law.

10.7	Non-excludable rights implied by Law

Nothing in this Agreement excludes, restricts or modifies any consumer guarantee, right or remedy conferred on the Client by Australian Consumer Law in Schedule 2 of the Competition and Consumer Act 2010 (Cth) or any other applicable Law that cannot be excluded, restricted or modified by agreement.

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10.8	Liability for non-excludable rights

To the fullest extent permitted by Law, the liability of Terrex for a breach of a non-excludable consumer guarantee, right or remedy referred to in clause 10.7 is limited, at Terrex’s option, to:

(a)	supplying the Services again; or

(b)	the payment of the cost of having the Services provided again

11.	Care for the Environment

Terrex shall:

(a)	take all necessary steps in order to ensure that damage to the environment is minimised and that all operations are conducted in accordance with all Laws and the Client’s applicable safety, health and environment operating policies and procedures (provided that copies of those policies are given to Terrex prior to the Commencement Date);

(b)	ensure that machinery and Vehicle movements in the Area of Operations will be kept to a minimum and that Vehicles and machinery will be parked in a compact area immediately adjacent to such areas to be worked;

(c)	at all times, ensure that no member of the Terrex Group deposits refuse or other rubbish or abandons machinery, motor vehicles, plant or other materials on any part of the Area of Operations. Terrex will at the conclusion of operations in any particular area in which the Services are being carried out ensure that such area is restored to a neat and tidy condition with all refuse, litter and other rubbish removed;

(d)	leave gates as they are found and will replace or repair any fence or gates that may be damaged by Terrex in the Area of Operations in the course of providing the Services. Any such repairs or replacements will be at Terrex’s expense except where repairs or replacements are directly due to the negligence, act or omission of any member of the Client Group;

(e)	ensure that no animals or firearms are brought by any member of the Terrex Group into the Area of Operations; and

(f)	take such steps as are required by the applicable Authorisations or reasonably required by the Client and agreed to by Terrex to avoid the spread of noxious weeds in the Area of Operations. When notified in writing and with supporting map documentation by the Client that part of the survey is to be conducted in an area affected by noxious weed infestation, Terrex will ensure that Vehicles are cleaned thoroughly and all seeds removed when leaving the area. The cleaning process will be that agreed to by both the Client and Terrex and may comprise, but not necessarily be limited to, removing seeds from tyres, fenders and clothing by brushing.

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12.	Insurance

12.1	Insurance

Terrex will maintain for the duration of the Services and this Agreement and for a period of not less than 12 months following termination of the Agreement, the following classes of insurance at its own expense:

(a)	Public liability insurance

(i)	covering all sums which Terrex will become legally liable to pay as compensation consequent upon sickness or death of, or accident or bodily injury (including illness), to any person to whom it owes a duty of indemnity under this Agreement or accidental loss of or damage or destruction to property of such person.

(ii)	The limit of liability will be $20,000,000 for any one occurrence or in respect to each period of insurance.

(iii)	Terrex will ensure that the insurance policy names the Client as an additional insured under such cover and contains:

(A)	cross liability endorsement providing that the coverage applies also to the Client as though separate policies had been issued;

(B)	contractual liability endorsement; and

(C)	waiver of insurer’s rights of subrogation against the Client or any member of the Client Group with regard to and to the extent of the liabilities assumed by Terrex under this Agreement.

(b)	Plant and equipment insurance

Covering for their full insurable value all mobile plant, equipment, buildings and property used or to be used under this Agreement (except mobile plant, equipment, buildings and property which is the property of the Client) against all insurable loss or damage to the current value at the time loss or damage occurs.

(c)	Workers compensation insurance

Covering legal liability to Terrex’s employees to $100,000,000 or such other amount as prescribed by any workers compensation scheme enacted pursuant to and in accordance with the Laws of any State and/or Territory, for any one person or number of persons arising out of the one event or period of insurance in accordance with the Laws of any State and/or Territory in which the Services are performed. Such cover will include a Principal’s Indemnity in favour of the Client for both benefits under the Workers’ Compensation and Injury Management Act 1981 (WA) and at common law.

(d)	Motor vehicle and third party liability insurance

In respect of all Vehicles and other motor vehicles (which expression will include any item of plant or equipment which is licensed in accordance with the Laws of any State or Territory in which such vehicles are being used in the performance of the Services) a comprehensive policy covering physical loss or damage to all registered motor vehicles including a Third Party property damage limit of not less than $15,000,000. Terrex will in addition to complying with the requirements hereof comply with all Laws concerning the arrangement of Motor Vehicle Third Party Liability Insurance in respect of the ownership, possession, operations or use of motor vehicles.

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12.2	General Insurance Provisions

(a)	Each insurance policy referred to in clause 12.1 must be on terms and conditions generally used in the relevant industry for that type of policy and effected with a reputable insurer or insurers.

(b)	Terrex will provide, at the request of the Client from time to time, documentation evidencing Terrex’s insurance as prescribed in clause 12.1 and the payment by Terrex of all premiums and charges due in respect of such insurance.

(c)	The examination of the documentation provided by Terrex to the Client under clause 12.2(b) does not relieve Terrex of its responsibility to arrange insurances, nor does it otherwise relieve Terrex of any other responsibility under this Agreement.

12.3	Subcontractors

Terrex shall use its best endeavours to ensure that all Subcontractors engaged to provide any part of the Services effect similar insurances to those outlined in clause 12.1.

13.	Confidentiality

13.1	Obligations of confidentiality

Each Party (Receiving Party) receiving, possessing or otherwise acquiring Confidential Information of any other Party (Disclosing Party) acknowledges that the Disclosing Party's Confidential Information is the property of and confidential to or a trade secret of the Disclosing Party. Subject to clause 13.2, the Receiving Party must:

(a)	keep the Disclosing Party's Confidential Information confidential and not directly or indirectly disclose, divulge or communicate that Confidential Information to, or otherwise place that Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(b)	take all reasonable steps to secure and keep secure all Disclosing Party's Confidential Information coming into its possession or control; and

(c)	not deliberately memorise, use, modify, reverse engineer or make copies, notes or records of the Disclosing Party's Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement.

13.2	Exceptions

The obligations of confidentiality under clause 13.1 do not apply to any information that:

(a)	is generally available to the public (other than by reason of a breach of this Agreement); or

(b)	is required to be disclosed by any applicable Law; and

(c)	without any limitation on anything else contained in this Agreement, the Client is hereby permitted, without the violation of any confidentiality obligations contained in this Agreement or otherwise: (i) to file with the U.S. Securities and Exchange Commission (SEC) with a copy of such filing to the System for Electronic Document Analysis (SEDAR) administered by the Canadian Securities Administrators (CSA) a Current Report on Form 8-K in which it reports on and describes this Agreement and files this Agreement as an exhibit without any redaction, Terrex hereby acknowledging that such filing will be publicly available once it has been made; and (ii) to make similar disclosure in other filings with the SEC and SEDAR for which the Client believes such disclosures are required by law or are otherwise appropriate and advisable.

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14.	Public Announcements

14.1	Making announcements

A Party must not make, or authorise or cause to be made, any public announcement relating to the negotiations between the Parties or the subject matter of this Agreement unless:

(a)	it has the prior written consent of the other Party; or

(b)	it is required to do so by Law or by the rules of any financial market (as defined in the Corporations Act) to which a Party, or a related body corporate (as defined in the Corporations Act) of a Party, is subject; or

(c)	it is one of the filings described in clause 13.2(c) above.

14.2	Requirements

If a Party is required to make a public announcement under clause 14.1(b), it must before doing so, to the extent practicable and as soon as reasonably possible:

(a)	notify the other Party of the proposed announcement;

(b)	consult with the other Party as to its contents; and

(c)	use reasonable endeavours to comply with any reasonably request by the other Party concerning the proposed announcement.

15.	Force Majeure

15.1	Force Majeure Events

(a)	Where a failure or delay by a Party (the Affected Party) in the performance of its obligations under this Agreement is caused, directly or indirectly, by a Force Majeure Event, the Affected Party is not liable for that failure or delay.

(b)	Clause 15.1(a) does not apply to the extent that the Force Majeure Event was caused by the fault or negligence of the Affected Party or the Force Majeure Event has finished.

15.2	Force Majeure Declaration

(a)	After a continuous period of five (5) days during which the Affected Party is prevented from performing its obligations under this Agreement by or as a result of a Force Majeure Event, the Affected Party will as soon as practicable give the other Party written notice containing:

(i)	full particulars of the Force Majeure Event;

(ii)	the reasons why the Force Majeure Event prevents the Affected Party from performing its obligations under this Agreement;

(iii)	an estimate of its likely duration; and

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(iv)	the steps taken to rectify the Force Majeure Event,

(Force Majeure Declaration).

(b)	Following the delivery of a Force Majeure Declaration, Terrex may demobilise from the Area of Operations in order to pursue other works unless requested by the Client to remain on the Standby Rate, subject to the following conditions:

(i)	if directed by the Client, Terrex will, as soon as reasonably practicable, return to the Area of Operations to perform the balance of the Services and its obligations under the Agreement up to a maximum amount equal to the outstanding amounts payable by the Client to Terrex under this Agreement as at that time;

(ii)	there will be no adjustment to the amounts payable by the Client to Terrex under this Agreement, other than any adjustment in accordance with clauses 3.2 or 4, whether before or after the Force Majeure Declaration; and

(iii)	the Client will reimburse Terrex for the cost of remobilising (at no more than the agreed Mobilisation Charge rate) all Seismic Project Personnel and the Materials and Equipment and Terrex will provide copies of invoices of internal costs to substantiate its claim for remobilisation costs under this clause 15.2(b)(iii)).

15.3	Cessation of Force Majeure Event

(a)	In the event that a Force Majeure Event results in delays with a continuous duration of less than five days or, if the Force Majeure Event lasts for a period of five days or more and Terrex does not demobilise from the Area of Operations pursuant to clause 15.1(b), then upon cessation of the Force Majeure Event, the Affected Party will, as soon as reasonably practicable, recommence the performance of its obligations under the Agreement at the Area of Operations.

(b)	Where the Affected Party is Terrex, Terrex will provide to the Client a revised schedule for performance of the Services in order to minimise the effects of the delay caused by the Force Majeure Event (if any).

16.	Termination

16.1	Termination for Convenience

(a)	Neither Party may terminate this Agreement for convenience or otherwise without cause.

(b)	Neither Party shall by the termination of this Agreement be relieved of its respective obligations and liabilities arising from or in connection with any Services provided pursuant to this Agreement prior to the effective date of the termination.

16.2	Remedy Notice

If a Party (Defaulting Party) commits a Serious Default, the other Party (Non-Defaulting Party) may, by written notice, require the Defaulting Party to remedy the Serious Default (Remedy Notice) within 10 Business Days after the Remedy Notice is given to the Defaulting Party.

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16.3	Termination Notice

If the Defaulting Party:

(a)	receives a Remedy Notice and does not comply with the Remedy Notice within the relevant period referred to in paragraph 16.2; or

(b)	fails to submit a plan for remedying the Serious Default to the satisfaction of the Non-Defaulting Party in its absolute discretion within 7 days of receipt of the Remedy Notice,

the Non-Defaulting Party may immediately terminate this Agreement by written notice to the Defaulting Party.

16.4	Consequences of termination or expiration of this Agreement

(a)	Upon the expiration or termination of this Agreement, then except to the extent otherwise agreed by the Parties:

(i)	Terrex will:

(A)	cease performance of the Services;

(B)	deliver to the Client all property of the Client in its possession including all of the Client’s Information in its possession and all electronic data and seismic tapes for Services performed up to the date of termination; and

(C)	demobilise from the Area of Operations all persons, plant, vehicles, equipment of the Terrex Group.

(ii)	the Client will pay Terrex for the full value of Services performed in compliance with this Agreement (including any commitments made for materials) up to and including the effective date of termination;

(iii)	the Client will pay Terrex for the full value of any costs of demobilisation if a Demobilisation Charge is payable (at no more than the agreed Mobilisation Charge rate) of Terrex’s Materials and Equipment and all Seismic Project Personnel, except where such termination was due to Serious Default by Terrex in accordance with clause 16.2 of this Agreement in which case costs of demobilisation will not be reimbursable by the Client to Terrex.

(iv)	in the event this agreement is terminated during mobilisation the Client will pay the full value of the mobilisation charges at the agreed Mobilisation Charge rate and the cost of demobilisation if a Demobilisation Charge is payable (at no more than the agreed Mobilisation Charge rate) of Terrex’s Materials and Equipment and all Seismic Project Personnel.

(b)	Subject to clause 16.5, on the expiry or termination of this Agreement, this Agreement is at an end as to its future operation except for the enforcement of any right or claim that arises on, or has arisen before, the expiry or termination.

16.5	Clauses surviving termination or expiration

Despite any other provision of this Agreement:

(a)	this clause 16 and clauses 1 (Definitions and Interpretation), 9 (Intellectual Property), 10 (Liabilities and Indemnities,) 13 (Confidentiality), 14 (Public Announcements), 17 (Dispute Resolution) and 20 (General) survive the expiration or termination of this Agreement; and

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(b)	clause 12.1 (Insurance) survives the expiration or termination of this Agreement for the period specified therein.

17.	Dispute Resolution

17.1	Notice of Dispute and Meeting

If a dispute arises between Terrex and the Client concerning any matter arising under this Agreement (Dispute) then either Party may deliver by hand or send by certified mail a notice of Dispute (Dispute Notice) in writing identifying and providing details of the Dispute.

17.2	Continue to Perform

Notwithstanding the existence of a Dispute, each Party will continue to perform its obligations under this Agreement. The existence of a Dispute will not prejudice either Party's right to terminate this Agreement.

17.3	Procedure

(a)	Within 10 days of service of a notice of Dispute, the Client Representative and the Terrex Representative shall meet and, in good faith, attempt to resolve the Dispute.

(b)	If within two days of the first meeting under clause 17.3(a), the Dispute is not resolved, the Client Representative and the Terrex Representative will meet within a further 10 days and, in good faith, attempt to resolve the Dispute.

(c)	If, within 21 days of the first meeting under clause 17.3(b), the Dispute is not resolved, the Managing Director of the Client (or their delegated representative) and the Managing Director of Terrex (or their delegated representative) will meet within a further 10 days and, in good faith, attempt to resolve the Dispute.

(d)	If further to clause 17.3(c) the Dispute is not resolved by agreement, a Party may give a further notice (Arbitration Notice) to the other Party.

(e)	An Arbitration Notice must:

(i)	identify and particularise in reasonable detail the matter(s) in dispute; and

(ii)	require the matter(s) in dispute to be referred to arbitration in accordance with the following paragraphs in this clause.

(f)	Unless the Parties agree on an arbitrator, any Party may request the President of the Law Society of Western Australia (Inc.) to nominate a single independent arbitrator.

(g)	In any arbitration:

(i)	the proceedings will be conducted in accordance with the Commercial Arbitration Act 1985 (WA) except to the extent that it is inconsistent with this Agreement;

(ii)	a Party may be represented by a legal practitioner; and

(iii)	the Parties irrevocably consent to any Party to the arbitration proceedings:

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(A)	applying to any court having jurisdiction for the determination of any question of law that may arise in the course of the arbitration; or

(B)	appealing to any court having jurisdiction on any question of law arising out of an award by the arbitrator; otherwise the Parties irrevocably agree that the award by the arbitrator shall be final and binding on the Parties.

17.4	Condition Precedent

Each Party expressly agrees not to commence any action in any court in relation to a Dispute unless and until all of the provisions of clause 17 have been met in full, except where:

(a)	the Party seeks injunctive relief in relation to a Dispute from an appropriate court where failure to obtain such relief would cause irreparable damage to the party concerned; or

(b)	following those procedures would mean that a limitation period for a cause of action relevant to the issues in dispute would expire.

17.5	Good Faith

The Parties will act in good faith towards each other and in a spirit of mutual trust and cooperation in the performance of their contractual obligations under this Agreement.

18.	GST

18.1	Definitions

In this clause 18:

(a)	the expressions Consideration, GST, Input Tax Credit, Recipient, Supply, Tax Invoice and Taxable Supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act); and

(b)	Supplier means any party treated by the GST Act as making a Supply under this Agreement.

18.2	Consideration is GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or Consideration to be provided under or in accordance with this Agreement are exclusive of GST.

18.3	Payment of GST

(a)	If GST is imposed on any Supply made under or in accordance with this Agreement, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.

(b)	Payment of the additional amount must be made at the same time and in the same way as payment for the Taxable Supply is required to be made in accordance with this Agreement.

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18.4	Reimbursement of expenses

If this Agreement requires a party (the First Party) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by the other party (the Other Party), the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of:

(a)	the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the Other Party is entitled in respect of the Reimbursable Expense (Net Amount); and

(b)	if the Other Party's recovery from the First Party is a Taxable Supply, any GST payable in respect of that Supply,

such that after the Other Party meets the GST liability, it retains the Net Amount.

19.	Errors in Terrex’s documents

Clerical or computation errors and misprints in Terrex’s documents, including invoices, statements or credit notes, may be corrected by Terrex reissuing the document or by Terrex otherwise giving notice of the error or misprint to the Client with reference to the original document. The Client is not entitled to a reduction or variation in the price of the Services or in the Client’s obligations under this Agreement by reason of such errors or misprints.

20.	General

20.1	Nature of obligations

(a)	Any provision in this Agreement which binds more than one person binds all of those persons jointly and each of them severally.

(b)	Each obligation imposed on a Party by this Agreement in favour of the other is a separate obligation.

20.2	Successors and assigns

This Agreement binds and benefits the Parties and their respective successors and permitted assigns under clause 20.3.

20.3	No assignment

A Party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of the other Party.

20.4	Consents and approvals

Where anything depends on the consent or approval of a Party then, unless this Agreement provides otherwise, the consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that Party.

20.5	No variation

This Agreement cannot be amended or varied except in writing signed by the Parties unless otherwise stated in this Agreement.

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20.6	Governing law and jurisdiction

This Agreement is governed by and must be construed in accordance with the laws in force in Western Australia. Subject to clause 17, the Parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

20.7	Relationship of Parties

The relationship of Terrex and the Client for all purposes is that of principal and independent contractor. This Agreement is to be construed in every respect to give effect to this relationship. Nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

20.8	Entire understanding

This Agreement contains the entire understanding between the Parties concerning the subject matter of the Agreement and supersedes all prior agreements and communications between the Parties. Each Party acknowledges that, except as expressly stated in this Agreement, that Party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of another Party in relation to the subject matter of this Agreement.

20.9	No waiver

A failure, delay, relaxation or indulgence by a Party in exercising any power or right conferred on the Party by this Agreement does not operate as a waiver of the power or right. A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement. A waiver of a breach does not operate as a waiver of any other breach.

20.10	No adverse construction

This Agreement, and any provision of this Agreement, is not to be construed to the disadvantage of a Party because that Party was responsible for its preparation.

20.11	Further assurances

A Party, at its own expense and within a reasonable time of being requested by another Party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Agreement.

20.12	Severability

Any provision of this Agreement which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this Agreement in any other case,

without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

20.13	Costs

Each Party must pay its own legal costs of and incidental to the preparation and completion of this Agreement.

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20.14	Counterparts

If this Agreement or a Scope of Work consists of a number of signed counterparts, each is an original and all of the counterparts of that document together constitute the same document.

20.15	Conflicting provisions

If there is any conflict between the main body of this Agreement and any Schedule or Annexure comprising it, or any Scope of Work, then the provisions of the main body of this Agreement prevail.

20.16	No merger

A term or condition of, or act done in connection with this Agreement does not operate as a merger of any of the undertakings, warranties and indemnities in this Agreement or the rights or remedies of the Parties under this Agreement which continue unchanged.

20.17	No right to set-off

Unless this Agreement expressly provides otherwise, a Party has no right of set-off against a payment due to another Party.

20.18	Notices

Any notice or other communication to or by a Party under this Agreement:

(a)	may be given by personal service, post, facsimile or email;

(b)	must be in legible English writing and addressed in accordance with the details set out in Schedule A;

(c)	in the case of a corporation, must be signed by an officer or authorised representative of the sender; and

(d)	is deemed to be given by the sender and received by the addressee:

(i)	if delivered in person, when delivered to the addressee;

(ii)	if posted, two Business Days (or six, if addressed outside Australia) after the date of posting to the addressee whether delivered or not; or

(iii)	if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause,

(iv)	if delivered by email, on the date and time that the email was sent from the sender’s server, provided that the email address of the addressee notified by for the purposes of this clause was used and the sender did not receive an error message regarding the delivery or receipt of that email, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next Business Day.

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Schedule A – Basic Services Information

Item	Description		Details
1	Client	Name: Address:	Discovery Energy SA Pty Ltd ABN 89 158 204 052 Level 8, 350 Collins Street, Melbourne, VIC 3000
2	Client Representative	Name: Title: Address: Tel: Fax: Mob: Email:	Mark Kneipp Project Manager Synterra Technologies Level 5, 320 Adelaide Terrace Brisbane QLD 4000 +61 7 3010 9400 +61 7 3010 9401 +61 407 308 277 mark@synterratech.com
3	Terrex Representative	Name: Title: Address: Tel: Fax: Mob: Email:	Terry Ernst Operations Manager 22 Crockford Street Banyo, QLD 4014 +61 7 3621 0300 +61 7 3266 7345 +61 429 872 339 terry@terrexseismic.com
4	Notices	Terrex: Name: Position Address: Tel: Fax: Email:	Leeton McHugh Business Development Manager 22 Crockford Street Banyo, QLD 4014 + 61 7 3621 0300 + 61 7 3266 7345 leeton@terrexseismic.com	Client: Name: Mike Dahlke Position: Director Address: Lvl 8, 350 Collins St Melbourne VIC 3000 Tel: +1 713 560 4045 Email: mdd@discoveryenergy.com
5	Invoices to be sent to:	Client Operations: Name: Position: Tel: Email: andrew@adamsmanagement.com.au	Andrew Adams Director +61 408 056 130	Client Accounts: Name: Mike Dahlke Position: Director Tel: +1 713 560 4045 Email: mdd@discoveryenergy.com

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Schedule B – Scope of Work

Part 1: Services

The recording of the following seismic program:

Item	Description	Details
1	Name	Nike 3D Seismic Survey
2	Commencement Date (indicative)	10 August 2016
3	Seismic Recording Commencement Date (indicative)	6 September 2016
4	Seismic Recording Operations Period	35days
5	Area of Operations	PEL512 Cooper Basin, South Australia
6	Size (sq km)	Option 1: 196.0; Option 2: 183.0; Option 3: 174.0
7	Program	Seismic Source and Receiver point locations as per the Seismic Line Maps and the Seismic source and receiver point coordinate data.
8	Services

(a) Advance Party

(b) GPS Line Positioning, Pegging and Surveying,

(c) Seismic Line Clearing

(d) Node hole drilling

(e) Seismic Recording Operations

(f) Infield Data Processing and QC

(g) Seismic Line Restoration

Part 2: Seismic Project Personnel, Materials and Equipment

2.1 Seismic Project Personnel

Advance Party
Crew Manager	1
HSE Senior	1
Total Advance Party	2

Terrex Contracting - Line Clearing
Crew Manager	1
Mechanic	2
Dozer Operator	4
Grader Operator	2
Offsider/Supply Driver	1
Cook	1
Camp Attendant	1
Total Line Clearing	12

Mascott Drilling & Earthmoving – Node Hole Drilling
Drill Operator (Senior)	1
Drill Operator	1
Total Drill Crew	2

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Terrex Spatial – Surveying
Senior Surveyor	1
Qualified Surveyor	2
Line Pointer	1
Total Surveying	4

ADVANCE PARTY in the field - Total	20

Recording Crew
Senior Crew Manager	1
HSE Advisor	1
Senior Vehicle Mechanic	1
Vehicle Mechanic	1
Supply Driver	2
Cook	2
Kitchen Hand	1
Camp Attendant	1
Senior Vibe Technician	1
Vibrator Operator	4
Vibrator Scout	3
Senior Observer	2
In-Field QC & Processing Geophysicist	2
Line Boss	1
Line Crew	16

RECORDING CREW in the field - Total	39

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2.2	Materials and Equipment

(a)	Recording parameters

Survey Surface Area (sq km):	Option 1: 196.0; Option 2: 183.0; Option 3: 174.0
Acquisition Type:	Fairfield ZL and Nodal System
Receivers:	GS-ONE Sensor 10Hz
Receiver Array:	Single Point Receiver
Receiver Group Interval:	45 metres
Source Point Interval (m):	Option 1: 22.5; Option 2: 45; Option 3: 45
Receiver Line Km’s:	632
Source Line Km’s:	631
Line Orientation (degrees):	0.0° (Src Lines), 90.0° (Rcv Lines)
Receiver Line Interval:	315 metres
Source Line Interval:	315 metres
Maximum Inline Offset:	2,835 metres
Maximum Xline Offset:	2,835 metres
Maximum Fold:	81
Panel Design:	Single Panel
Total No. Receiver Points:	Option 1: 14,148; Option 2: 13,244;Option 3: 12,642
Total No. Source Points:	Option 1: 28,366; Option 2: 13,244;Option 3: 12,628
No. Channels on Crew:	7,100
No. Live Channels:	2,268 minimum, all planted nodes to record
Vibrator Source:	INOVA, AHV-IV Commander PLS364 Buggy 4x4 Vibrator
Total Vibrators on Project:	3 online + 1 spare unit (4 total)
Peak Force:	62,000 lbs
Vibrator Array:	3 fleets of 1 online
Vibrator Array Location:	Centered on source point
Receiver Array Location:	Centered on receiver point
Sweep Length (sec):	Option 1: 8.0; Option 2: 16.0; Option 3: 24.0
Number of Sweeps:	1
Sweep Type:	linear Upsweep (3 db/oct)
Sweep Frequencies:	subject to field testing
Sweep Taper:	To be confirmed
Sweep Control:	Seismic Source – Universal Encoder (Source Driven) Vibrator Electronics
Accelerometers:	Sercel Accelerometers
Hold Down Weight:	62,000 lbs
Vibrator Drive Level:	70% Peak Force
Phase Lock:	Realtime Adaptive
Record Length:	3.0 second
Correlation Sample Rate:	1.0 millisecond
Written to Tape S.R.:	1.0 millisecond
Output Data Format:	SEG Y with a production sweep included

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(b)	Recording equipment

FAIRFIELD NODAL – Zland Nodal Seismic Data Acquisition System

Recording System Fairfield Nodal
Fairfield Z-Land Generation I Nodes	7,100
Additional Field Equipment
Hand Held Terminal (HHT)	6
Auxiliary Signal Recorder, 4 Channel	1
Data Download Equipment
Data Collection & Charging Rack, ZLand, including 30m Fibre Optic Cable. Capable of simultaneous harvesting & charging of up to 48 Nodes. Maximum of 5 hours to cycle 48 Nodes	10
Data Recording Station
Data Recorder, Base, Server, Rack Assembly with 1x 20TB RAID and 4 Channel ESATA Assembly. Includes software to store imported Node seismic data, store imported shot information, monitor Node deployment, display & QC Node raw data, create receiver gather files	1
Data Storage, Temporary, RAID, 20TB	1
Z Workstation, Shock Mounted, with Dual Monitors	2
Server, Spread Manager, ZLand, complete with ESRI ArcView 10 software (1 Mobile License) includes 5 years ESRI maintenance	1
Software, ESRI ArcGIS 5 Pack Bundle for 5 HHTs includes 5 years maintenance	3
Software License & Maintenance
License Fee for use of all Software & Firmware developed by FairfieldNodal and installed in this ZLand System Maintenance Fee for the FairfieldNodal developed Software & Firmware is include.	1
System Extras, Spares & Supplies
Laptop PC, with Diagnostic Test Software & Carrying Case	1
Kit, ZLand Test Cables	1
Tool Kit, ZLand	1
Bag, Carrying, 6x ZLand Nodes (for 7,100 nodes)	1,184
Shoulder Strap for Bag, Carrying, 6x ZLand Nodes (for 7,100 nodes)	1,184
VSAT System, Mobile including BGAN IP Terminal, Carrying Case and 1 year Mid-level Link Plan	1
Spares, DCCR, Zland/Zmarine	1
Spares, Recorder, Base, Server	1
Spares, RAID, 20TB	1
Hard Drive Assembly, USB, 500GB, removable Media for final data output	1

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(c)	Testing equipment

Testif-i-QC Software - Testif-i is a software package developed by Verif-i for processing instrument tests, vibrator similarities etc. with Laptop.	1
Sandwich Box Mark II QC Hardware/Software with Tough Book Laptop - This is a mobile independent Vibrator QC Test System. Sandwich Box is a hardware/software product which acquires and processes vibrator data using independent accelerometers (supplied with the system). + Maintenance Kit + Pelton Accessory Kit	1

(d)	Source equipment

INOVA, AHV-IV Commander PLS364 4x4 Buggy Vibrators (Three Groups of 1 online plus 1 spare) • Peak force is 62,000lb per Vibe and • Hold-Down weight is 62,000lb per Vibe	4
AHV-IV Spares Parts – hydraulic pumps, drive pumps, diffs, radios, wheels & tyres, hoses and fitting, oils & lubricants	1
Vibrator Electronic Controller – Seismic Source, Universal Encoder II	1
Vibrator Electronic Unit – Seismic Source, Force III	4

(e)	Vehicles and Camp equipment

(i)	Heavy Vehicles / Trailers

Heavy Vehicles / Trailers
Service Truck	1
Source Controller / Recording Truck/ 15Kva Gen	1
Spread Truck / Trailer	1
Harvester / Charging Truck	1
75kva Generator & Trailer for Harvesting/Charging Unit	1
Water Truck	2
Supply Truck	2
Prime Mover	6
Generator Trailer	1
Workshop Trailer	1
Fire Fighting Trailer	1
Fuel Trailer	1
Storage Trailer	1
TOTAL HEAVY VEHICLES / TRAILERS	20

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(ii)	Light crew Vehicles

Light Vehicles
V8 Toyota 4x4 Wagon/Trayback Crew Manager	1
V8 Toyota 4x4 Personnel Carrier HSE Representative	1
V8 Toyota 4x4 Wagon Vibe Operator	1
V8 Toyota 4x4 Tray Top Vibe Scout	3
V8 Toyota 4x4 Traytop Line Boss	1
V8 Toyota 4x4 Wagon Line Crew	1
V8 Toyota 4x4 Traytop Line Crew	8
TOTAL LIGHT VEHICLES	16

(iii)	Other Services Vehicles

(A)	Advance party Vehicles

Advance Party
TS loaded laptop computers – networked	2
Toyota 4x4 Wagon/Trayback Crew Manager Vehicle	1
Toyota 4x4 Wagon/Trayback HSE Advisor Vehicle	1

(B)	Line clearing Vehicles and equipment to be sourced from Terrex Contracting.

Line Clearing Equipment
Komatsu D65EX-15 Bulldozers	4
John Deere 672 CH 6x6 Grader	2
Toyota 4x4 Wagon Support Vehicle	1
Toyota 4x4 Ute Service Vehicles	3
Mobile Camp including generator, 30,000 litre bunded fuel and 30,000L water storage, kitchen, diner, showers, chemical toilets, workshop, stores trailer, black water storage, TC Safety and Communications System, Broadband Internet, 2 x Satellite Phones, RFDS Kit with 1st Aid Trained Crew Personnel	1

(C)	Line restoration Vehicles and equipment to be sourced from Terrex Contracting.

Line Restoration Equipment
John Deere 672 CH 6x6 Grader	2
Toyota 4x4 Ute Service Vehicle	1

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(D)	Node Hole Drilling plant and equipment to be sourced from Mascott Drilling and Earthmoving.

Node Hole Drilling Equipment
CASE – TV380 Skid Steer with auger (or equivalent)	2
Toyota 4x4 Ute Service / Support Vehicle	1
Trailer Dual Axle with spare parts	1

(E)	GPS Line Pointing and Survey Vehicles and equipment to be sourced from Terrex Spatial.

GPS Line Pointing and Survey Equipment
TSp NavMini systems for line crew, HSE, PM and Ambulance	10
TSp NavMini Machine Guidance units for line clearing machines	4
TSp loaded laptop computers – networked	4
NovAtel triple-frequency GPS units loaded with in-house software	4
Toyota 4x4 light vehicles	4

(f)	Mobile trailer camp equipment

The Recording Crew will be accommodated and supported with the following mobile trailer camp equipment:

Mobile Camp Equipment
Kitchen (mobile van, gas stove, aircon, freezers)	1
Coldroom Stores Trailer	1
Diner (mobile van, aircon)	1
Accom Units (3x2 man rooms, aircon)	9
Shower Block (6 Male showers, 2 Female showers, laundry)	1
Laundry Block	1
Lunch/Crib Van	1
5 x portable toilet units mounted on a single trailer with 6,000L bulk storage	1
TOTAL UNITS	16

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(g)	Office and communications equipment

The Recording Crew will be supported by the following office and communication equipment:

Mobile Caravan Offices
Crew Managers Field Office: Elross 8m x 2.4m Mobile Trailer with 2 x Aircon, fitted with Satellite communications, VSAT Satellite System for wireless broadband and office equipment.	1
HSE Management Field Office: Elross 8m x 2.4m Mobile Trailer with office equipment and Aircon.	1
Quality Control and Seismic Processing Field Office: Elross 8m x 2.4m Mobile Trailer with office equipment and Aircon	1
Client Bird Dog Field Office: Fitted with Aircon, office equipment and access to wireless broadband	1
TOTAL MOBILE CARAVAN OFFICES	4

Part 3: Occupational Health and Safety

(h)	Pre-survey health, safety and environment preparation

Prior to the Commencement Date, Terrex shall:

(i)	conduct a risk and hazard assessment of the Area of Operations;

(ii)	prepare a site specific safety plan including a medivac plan relevant to the Area of Operations;

(iii)	conduct Personnel interviews, fitness medicals, 5 panel drug tests, random drug and alcohol testing on all Seismic Project Personnel; and

(iv)	ensure that Certified Australian Workplace Agreements have been executed by all Seismic Project Personnel; and

(v)	provide the Seismic Project Personnel with an induction fixed course, driving assessment and driver training where required.

(i)	Operations

Terrex shall:

(i)	provide:

(A)	sunscreen and UV block out creams to all Seismic Project Personnel within the Area of Operations;

(B)	hats, shirts and covered safety footwear and all required Personal Protective Equipment (PPE) (including, where required, high visibility clothing) which shall be worn by Seismic Project Personnel within the Area of Operations at all times;

(C)	mobile satellite telephones with email facilities and fax machines in the Area of Operations; and

(D)	a full International Red Cross standard First Aid Kit at the Area of Operations;

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(ii)	ensure that the following meetings of all Personnel are held throughout the Term:

(A)	Personnel start-up induction/safety meeting prior to the commencement of the Services;

(B)	a daily workgroup toolbox meeting;

(C)	a weekly senior Seismic Project Personnel performance/operations meeting; and

(D)	a safety meeting comprising the Seismic Project Personnel each Sunday; and

(iii)	ensure that the medivac procedures are in place in accordance with Terrex’s ERP.

(j)	Fire prevention equipment

Terrex shall ensure that each vehicle is equipped with:

(i)	One (1) 1kg Fire Extinguisher (Vibes have Two (2) Fire Extinguishers)

(ii)	Crew Emergency Procedures incorporating Fire Emergency Callout procedure.

(iii)	Shovels, rakes and first aid kits.

Terrex shall ensure that each camp is equipped with:

(i)	Fire Extinguishers for trailers, vans, workshops and fuel storage areas

(ii)	Ceiling fixed smoke alarms

(iii)	Central fire alarm in camp

(iv)	Emergency Evacuation Plans in all accommodation rooms, offices and workshop areas

(v)	Campsites are cleared of flammable material (subject to environmental plan requirements) prior to setup.

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Schedule C - Charges Schedule

The following charge rates are based on prices valid to 31st December 2016

41

Charges Schedule – All Rates

Table 1

Table 1
	Unit	Rate	Qty	Expected Duration (Unit)	Total Estimated Cost
MOBILISATION (All Services):
1. Upon commencement of mobilisation of; Advance Party, Line Clearing Crew, GPS Line Surveying & Pegging Crew, Node Hole Drilling Crew and Support Camp	Lumpsum	$145,000.00	1	N/A	$145,000.00
ADVANCE PARTY OPERATIONS:
Personnel, Equipment & Camp
Working Rate (Option 1)	Per day	$10,746.50	1	22	$236,423.00
Working Rate (Option 2)	Per day	$10,746.50	1	21	$225,676.50
Working Rate (Option 3)	Per day	$10,746.50	1	19	$204,183.50
Standby Rate	Per day	$9,671.85
Stand Down Rate	Per day	$6,447.90
LINE CLEARING:
Bulldozer with Operator
Working Rate (Option 1)	Per hour	$350.00	4	220	$308,000.00
Working Rate (Option 2)	Per hour	$350.00	4	210	$294,000.00
Working Rate (Option 3)	Per hour	$350.00	4	190	$266,000.00
Standby Rate	Per hour	$315.00
Stand Down Rate	Per hour	$210.00
Grader with Operator
Working Rate (Option 1)	Per hour	$295.00	2	220	$129,800.00
Working Rate (Option 3)	Per hour	$295.00	2	210	$123,900.00
Working Rate (Option 3)	Per hour	$295.00	2	190	$112,100.00
Standby Rate	Per hour	$265.50
Stand Down Rate	Per hour	$177.00
LINE RESTORATION:
Restoration Crew
Working Rate	Per day	$4,802.10	1	15	$72,031.50
Standby Rate	Per day	$4,321.89
Stand Down Rate	Per day	$2,881.26
GPS LINE SURVEY & PEGGING:
Senior Surveyor
Working Rate (Option 1)	Per day	$2,245.00	1	22	$49,390.00
Working Rate (Option 2)	Per day	$2,245.00	1	21	$47,145.00
Working Rate (Option 3)	Per day	$2,245.00	1	19	$42,655.00
Standby Rate	Per day	$2,020.50
Stand Down Rate	Per day	$1,347.00
Surveyor/ GPS Operator/ Line Pointer
Working Rate (Option 1)	Per day	$1,763.00	2	22	$77,572.00
Working Rate (Option 2)	Per day	$1,763.00	2	21	$74,046.00
Working Rate (Option 3)	Per day	$1,763.00	2	19	$66,994.00
Standby Rate	Per day	$1,586.70
Stand Down Rate	Per day	$1,057.80
Consumables – (45m Rcv / 22.5 m Src Intervals)	Pegs	$1.05	5410	N/A	$5,680.50
Option 1	Pin Flags	$0.50	33650	N/A	$16,825.00
Consumables – (45m Rcv / 22.5 m Src Intervals)	Pegs	$1.05	5323	N/A	$5,589.15
Option 2	Pin Flags	$0.50	21292	N/A	$10,646.00
Consumables – (45m Rcv / 45m Src Intervals)	Pegs	$1.05	4995	N/A	$5,244.54
Option 3	Pin Flags	$0.50	19979	N/A	$9,989.60
GPS Machine Guidance (Line Clearing Machines)	Per day	$62.50	4	21	$5,250.00
GPS Line Crew Guidance (Line Crew Tablets)	Per day	$10.00	10	30	$3,000.00
Inductions – charged at standby rates	Per hour	$5,193.90

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SEISMIC ACQUISITION (3D – 53 person Camp Crew)
Option 1 (45m RI, 22.5m SI, 1 x 8 sec Sweep) Turnkey Rate Per SqKm (surface) for Recording Services	Per Km2	$10,000.00	1	200.8	$2,008,000.00
Option 2 (45m RI, 45m SI, 1 x 16 sec Sweep) Turnkey Rate Per SqKm (surface) for Recording Services	Per Km2	$10,795.00	1	189.9	$2,049,970.50
Option 3 (45m RI, 45m SI, 1 x 24 sec Sweep) Turnkey Rate Per SqKm (surface) for Recording Services	Per Km2	$11,905.00	1	178.4	$2,123,852.00
Working Rate	Per hour	$7,029.00
Testing Rate (exc start-up sweep tests during layout)	Per hour	$7,029.00
Standby Rate	Per hour	$6,326.10
Stand Down Rate	Per hour	$4,217.40
Inductions – charged at standby rates	Per hour	$6,326.10
Option 1 Lump Sum Price					$3,056,972.00
Option 2 Lump Sum Price					$3,056,254.65
Option 3 Lump Sum Price					$3,056,300.14
Table 2
Additional Services
Additional Accommodation Per Person	Per day	$195.20
Additional 4x4 LV with Fuel / Vehicle	Per day	$256.20
Repair & Maintenance / Vehicle	Per hour	$100.00
Consumables for Vehicle Repair & Maintenance	Invoice	Cost + 10%
Repair of Damage to Vehicle	Invoice	Cost + 10%
Additional Paramedic and Ambulance	Invoice	Cost + 10%
Fencing Services	Invoice	Cost + 10%

Turnkey Price:

Within one (1) Working Day after completion of onsite parameter testing, the Client will determine, at its sole discretion, which of the three seismic recording parameter options provided for in Schedule B, Part 2.2(a) Terrex will use for acquiring the seismic data. The Client will notify Terrex in writing of the option chosen within one (1) Working Day after such determination, whereupon the lump sum price listed above in respect of the option chosen will become the Turnkey Price for the Services, however the Total Estimated Project Cost, for the purposes of the Payment Schedule, shall be $3,056,972.00.

Items 1. Mobilisation, 2. Advance Party Operations, 3. Line Clearing, 4. Line Restoration, 5. GPS Line Survey and Pegging, 6. Seismic Acquisition are included in the Turnkey Price.

Table 2. Additional Services are excluded from the Turnkey Price and incurred on an as-required basis, subject to the Client approving all expenditure within these items.

Notes

Payment Terms

(i)	Invoices issued by Terrex pursuant to the Payment Schedule are payable within ten (10) Business Days of receipt.

(ii)	Where:

(A)	Terrex is subject to a Stand Down request by the Client, a Standby Event or additional works chargeable at the Working Rate, or is entitled to any other reimbursement or Charge pursuant to this Agreement, Terrex shall Invoice the Client separate to the Payment Schedule in accordance with this Agreement;

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(B)	the Client requests any amendment to the Scope of Work, Terrex shall either:

•	Invoice the Client separately to the Payment Schedule at the Working Rate in accordance with this Agreement; or

•	amend the Seismic Recording Turnkey Price (which will, in turn, amend the Total Estimated Project Cost and the Payment Schedule) in accordance with clause 4.

(iii)	Chargeable hours in excess of the Total Estimated Project Cost may be a combination of the Working Rate, Standby Rate or the Stand Down Rate.

(iv)	All Invoices issued by Terrex separately to those issued in accordance with the Payment Schedule, in accordance with this Agreement, are payable within 15 Business Days of receipt.

Payment Schedule

Item	Description	Amount	% of Total Estimated Project Cost
Payment 1	Upon the date that is 21 days prior to commencement of mobilisation of advance party, line clearing crew and GPS surveying crew Terrex will issue an invoice for Payment 1 funds.	$305,697.20	10%
	Payment 1 funds are to be remitted to and cleared into Terrex’s nominated account by no later than 10 Business Days after Client’s receipt of the Payment 1 invoice.
Payment 2	Upon the date of commencement of mobilisation of advance party, line clearing crew and GPS surveying crew Terrex will issue an invoice for Payment 2 funds.	$917,091.60	30%
	Payment 2 funds are to be remitted to and cleared into Terrex’s nominated account by no later than 10 Business Days after Client’s receipt of the Payment 2 invoice.
Payment 3	Upon the date of commencement of mobilisation of recording crew Terrex will issue an invoice for Payment 3 funds.	$1,528,486.00	50%
	Payment 3 funds are to be remitted to and cleared into Terrex’s nominated account by no later than 10 Business Days after Client’s receipt of the Payment 3 invoice.
Payment 4	Upon the date of completion of line restoration Terrex will issue an invoice for Payment 4 funds.	$305,697.20	10%
	Payment 4 funds are to be remitted to and cleared into Terrex’s nominated account no later than 10 Business Days after Client’s receipt of the Payment 4 invoice.
	TOTAL ESTIMATED PROJECT COST		100%
	Option 1:	$3,056,972.00

(i)	In the event advance party, line clearing crew and GPS surveying crew activities exceed the estimated project cost the scope of work for the recording crew will be adjusted to ensure that the Total Estimated Project Cost is not exceeded.

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Terrex anticipate that Client‘s entire project will be acquired at the Total Estimated Project Cost. This will be monitored through the daily reporting system and any change of scope will be mutually discussed and agreed between the Client and Terrex.

(ii)	Should funds not be remitted and cleared by the dates stipulated in the Payment Schedule above Terrex reserves the right to put its crews on Standby until funds are cleared into Terrex’s account, or until Terrex exercises its rights under clause 16 of this Agreement.

(iii)	The above Total Estimated Project Cost and the Turnkey Price are based on:

(A)	a minimum of 196 (Option 1), 183 (Option 2) or 174 (Option 3) square kilometres of 3D acquisition as set out in the Scope of Work, in accordance with the Charges Schedule;

(B)	the Services set out in the Scope of Work;

(C)	Terrex, in its sole discretion, determining the most efficient seismic shooting order; and

(D)	the provision of all Client Deliverables in accordance with this Agreement,

and assumes full disclosure by the Client of all available information pertaining to land access prior to the execution of this Agreement.

(iv)	The Turnkey Price includes all hours of working time including:

(A)	All travel time;
(B)	toolbox meetings;
(C)	normal working time;
(D)	all detour time;
(E)	waiting on spread due to hand carrying of seismic spread;
(F)	daily test time;
(G)	quality control;
(H)	recording time;
(I)	recording truck move up time;
(J)	vibrator move up time; and
(K)	Wet Weather Time.

Working Rate

Where the Working Rate is chargeable by Terrex pursuant to the terms of this Agreement the Working Rate is a Charge payable by the Client pursuant to the terms of this Agreement based on the definition set out in the table below (unless otherwise agreed in writing).

Standby Rate

(i)	The Standby Rate shall be charged for a maximum of 10 hours per day for a total of 5 days for the duration of the Services in the event of a Standby Event.

(ii)	The Standby Rate is a Charge payable by the Client pursuant to the terms of this Agreement based on the definition set out in the table below (unless otherwise agreed in writing.

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Working Rate and Standby Rate definitions

	Advance Party, Line Clearing & Restoration	GPS Line Pointing & Survey	Seismic Recording Crew
WORKING RATE (where chargeable at Client’s instructions)	Daily travel time to and from the field of operations (in excess of 1.0 hour per day)	Daily travel time to and from the field of operations (in excess of 1.0 hour per day)	Daily travel time to and from the field of operations in excess of 1.0 hour per day on average over a prospect
	Detour time (in excess of 0.5 hour per day)	Detour time (in excess of 0.5 hour per day)	Detour time in excess of 0.5 hour per day on average over a prospect

Time spent re-pegging, provided the requirement to re-peg was through no fault of Terrex

Experimental time and parameter / start-up testing as requested by the Client.

	Line and intra-prospect moves at the Client’s instruction	Line and intra-prospect moves at the Client’s instruction	Line and intra-prospect moves at the Client’s instruction
	Working to Client instruction	Working to Client instruction	Working to Client instruction
STANDBY RATE	Client Inductions	Client Inductions	Client Inductions
	Working time lost due to adverse weather conditions including floods, fire, fire-ban days, excessive heat, and other Force Majeure Event.	Working time lost due adverse weather conditions including floods, fire, fire-ban days, excessive heat, and other Force Majeure Event.	Working time lost due adverse weather conditions including floods, fire, fire-ban days, excessive heat, and other Force Majeure Event.

	Time incurred on additional vehicle and equipment wash-downs and inspections necessitated by compliance with government regulations and environmental and land holder agreements or if required by Client	Time incurred on additional vehicle and equipment wash-downs and inspections necessitated by compliance with government regulations and environmental and land holder agreements or if required by Client	Time incurred on additional vehicle and equipment wash-downs and inspections necessitated by compliance with government regulations and environmental and land holder agreements or if required by Client
	Time lost due to access restrictions or permitting problems beyond the reasonable control of Terrex, including cultural, land owner or environmental issues preventing the crews from working	Time lost due to access restrictions or permitting problems beyond the reasonable control of Terrex, including cultural, land owner or environmental issues preventing the crews from working	Time lost due to access restrictions or permitting problems beyond the reasonable control of Terrex, including cultural, land owner or environmental issues preventing the crews from working
	Delays to operations due to operations or activities of employees or other contractors of the Client in or near the Area of Operations	Delays to operations due to operations or activities of employees or other contractors of the Client in or near the Area of Operations	Delays to operations due to operations or activities of employees or other contractors of the Client in or near the Area of Operations
	Additional crew safety training and inductions as required by the Client	Additional crew safety training and inductions as required by the Client	Additional crew safety training and inductions as required by the Client in excess of 0.5 hour
	Time lost due to vandalism, theft or malicious damage to equipment by any Third Party	Time lost due to vandalism, theft or malicious damage to equipment by any Third Party	Time lost due to vandalism, theft or malicious damage to equipment by any Third Party

46

Advance Party, Line Clearing & Restoration	GPS Line Pointing & Survey	Seismic Recording Crew
Time lost due to damage of equipment due to fauna or other natural phenomena provided there was no negligence by Terrex involved	Time lost due to damage of equipment due to fauna or other natural phenomena provided there was no negligence by Terrex involved	Time lost due to damage of equipment due to fauna or other natural phenomena provided there was no negligence by Terrex involved
Delays due to local shire or government traffic management requirements	Delays due to local shire or government traffic management requirements	Delays due to local shire or government traffic management requirements
The period of time between cessation of work preceding a Stand Down request from the Client and to when the crew leaves the Area of Operations.	The period of time between cessation of work preceding a Stand Down request from the Client and to when the crew leaves the Area of Operations.	The period of time between cessation of work preceding a Stand Down request from the Client and to when the crew leaves the Area of Operations.
Delays or extra time spent as a result of time waiting on Client’s, or Client Representative’s, instruction.	Delays or extra time spent as a result of time waiting on Client’s, or Client Representative’s, instruction.	Delays or extra time spent as a result of time waiting on Client’s, or Client Representative’s, instruction.

Stand Down Rate

(i)	A Stand Down occurs where the Client requests that the Seismic Project Personnel demobilise from the Area of Operations but that the Materials and Equipment remain in the Area of Operations.

(ii)	The Stand Down Rate is payable by the Client where a Stand Down occurs from the date upon which all Seismic Project Personnel have left the Area of Operations.

(iii)	The Stand Down Rate is the Charge listed as “Stand Down Rate” in the Charges Schedule upon a Stand Down request by the Client and covers;

(A)	all wages costs incurred by Terrex for Seismic Project Personnel travelling to and from Base of Operations; and

(B)	all costs of transporting Seismic Project Personnel to and from the Base of Operations.

(iv)	The costs outlined in paragraphs (iii)(A) and (iii)(B) above shall be subject to substantiation by Terrex to the Client.

47

Schedule D – Terrex’s Deliverables

Part 1: Reports

(a)	Daily Operational Report which shall:

(i)	be emailed to the Client Representative and to the Client by 0800 hrs the day following the Services reported upon, providing the Client Representative has signed off on the report by 0700 hrs the same day; and

(ii)	report upon all relevant information regarding the Services conducted by Terrex and its Subcontractors on the previous day;

(b)	Safety and Environmental Summary Incidents Report which shall:

(i)	be emailed to the Client Representative and the Client by no later than 48hrs from the time of the incident, and

(ii)	set out any relevant health, safety or environmental issues that have arisen in the relevant month; and

(c)	Final Operations Report which shall:

(i)	unless otherwise agreed by the Client Representative, be emailed to the Client and the Client Representative 60 days after the completion of the Services; and

(ii)	provide a detailed analysis of the Services completed by Terrex and the survey findings.

Part 2: Seismic data

(a)	All seismic data provided by Terrex to the Client will be in SEGD format on hard disk drive media and LTO High Density Tape Cartridges in an uncorrupted, undamaged readable format.

(b)	Terrex will record three originals of the seismic data which shall be couriered separately to the Client’s nominated seismic data centre at the conclusion of the Services. The second and third original of the seismic data will not be couriered by Terrex until it has received confirmation that the first original of the seismic data has been received by that nominated seismic processing data centre.

48

Schedule E - Client’s Deliverables

Item	Deliverable	Description
1	Survey design and parameters	To be provided and approved by Client prior to finalisation of Scope of Work.
2	Seismic Line Maps	To be approved by Client and attached as Annexure A prior to the execution of this Agreement.
3	Safety, health and environmental policies	To be provided by the Client prior to the Commencement Date.
4	Details of Client’s contractual obligations to traditional owners of the land the subject of the Area of Operations.	To be provided by the Client prior to the Commencement Date.
5	Government approvals, permitting and land access.	To be effected and maintained by the Client.
6	Cultural clearances and approvals from owners of the land the subject of the Area of Operations.	To be negotiated by the Client.
7	De permitting.	To be conducted by the Client.
8	Details of any damages claims from all stakeholders, landowners, Government Agencies or any other party except where the liability for such claims rests with Terrex.	To be provided by the Client as soon as reasonable practicable following receipt, where the claims arise in relation to the Area of Operations or the relevant Services.
9	All available information pertaining to land access in the area	To be provided by the Client prior to the execution of this Agreement.

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Executed as an agreement

Hereto signed for and on behalf of Terrex Pty Ltd ABN 41 090 147 274	) ) )

Signature of Authorised Company Representative		CEO

Leeton McHugh .		Greg Dunlop .
Name		Name

Date (please print)		Date (please print)

Executed by Discovery Energy SA Pty Ltd ABN 89 158 204 052 in accordance with section 127(1) of the Corporations Act 2001 (Cth):	) ) )

Signature of director		Signature of company secretary

Andrew Adams		Melanie Leydin

Name (please print)		Name (please print)

Date (please print)		Date (please print)

50

Annexure A – Seismic Line Maps

51

Option 1: 196 sqkm 8 sec 22.5m

Nike 3D
PEL 512

Easting (X)
320000
322000
324000
326000
328000
330000
332000
Northing (Y)
6892000
6890000
6888000
6886000
6884000
6882000
6880000
6878000
0 1000 2000 3000 4000 5000 6000
Scale - 1:72327 (Metres)

SHOT AREA	**196 km²**	**PEL 512 – OPTION 8 sec 22.5m VP, North Polygon**			**30 Jun 16**
SRC LINE INC	315 m	REC LINE INC	315 m	BINSIZE	22.5m 22.5m
SRC LINE BEARING	0°	REC LINE BEARING	90°	RECORDING PATCH	18x 126
LINE PATTERN	ORTHOGONAL	LINE PATTERN	ORTHOGONAL	MAXIMUM TRACES LIVE	2,268
SRC STN INT	22.5 m	REC STN INT	45 m	ROLL LINE	YES
TOTAL SRCS	28,336	TOTAL RECS	14,148	ROLL STATION	YES
SRCS PER SQ	141/ km²	RECS PER SQ	71/ km²	MAXIMUM FOLD	81
TOTAL LENGTH	638 km	TOTAL LENGTH	637 km	OFFSET RANGE	11 – 3,989 m
				MAX INLINE OFFSET	2,835 m
SURVEY DATUM	MGA – GDA94 ZONE 54			MAX CROSSLINE OFFSET	2,835 m
TRIPPLE STAGGER ON RECEIVERS

52

Option 2: 183 sqkm 16 sec 45m

Nike 3D
PEL 512

Easting (X)
320000
322000
324000
326000
328000
330000
332000
Northing (Y)
6894000
6892000
6890000
6888000
6886000
6884000
6882000
6880000
6878000
0 1000 2000 3000 4000 5000 6000
Scale - 1:72327 (Metres)

SHOT AREA **183 km²** **PEL 512 – OPTION 16 sec 45 m VP, North Polygon** **30 Jun 16**

SRC LINE INC	315 m	REC LINE INC	315 m	BINSIZE	22.5m 22.5m
SRC LINE BEARING	0°	REC LINE BEARING	90°	RECORDING PATCH	18x 126
LINE PATTERN	ORTHOGONAL	LINE PATTERN	ORTHOGONAL	MAXIMUM TRACES LIVE	2,268
SRC STN INT	45 m	REC STN INT	45 m	ROLL LINE	YES
TOTAL SRCS	13,244	TOTAL RECS	13,244	ROLL STATION	YES
SRCS PER SQ	71/ km²	RECS PER SQ	71/ km²	MAXIMUM FOLD	81
TOTAL LENGTH	596 km	TOTAL LENGTH	596 km	OFFSET RANGE	11 – 3,999 m
				MAX INLINE OFFSET	2,835 m
SURVEY DATUM	MGA – GDA94 ZONE 54			MAX CROSSLINE OFFSET	2,835 m
TRIPPLE STAGGER ON SOURCES AND RECEIVERS

53

Option 3: 174 sqkm 24 sec 45m

Nike 3D
PEL 512

Easting (X)
320000
322000
324000
326000
328000
330000
332000
Northing (Y)
6894000
6892000
6890000
6888000
6886000
6884000
6882000
6880000
6878000
0 1000 2000 3000 4000 5000 6000
Scale - 1:72327 (Metres)

SHOT AREA	174 km²	PEL 512 – OPTION 24 sec 45 m VP, North Polygon			30 Jun 16
SRC LINE INC	315 m	REC LINE INC	315 m	BINSIZE	22.5 m 22.5 m
SRC LINE BEARING	0°	REC LINE BEARING	90°	RECORDING PATCH	18x 126
LINE PATTERN	ORTHGONAL	LINE PATTERN	ORTHGONAL	MAXIMUM TRACES LIVE	2,268
SRC STN INT	45 m	REC STN INT	45 m	ROLL LINE	YES
TOTAL SRC'S	12,628	TOTAL REC'S	12,642	ROLL STATION	YES
SRC'S PER SQ	71/ km²	REC'S PER SQ	71/ km²	MAXIMUM FOLD	81
TOTAL LENGTH	568 km	TOTAL LENGTH	569 km	OFFSET RANGE	11 – 3,999 m
				MAX INLINE OFFSET	2,835 m
SURVEY DATUM	MGA – GDA94 ZONE 54			MAX CROSSLINE OFFSET	2,835 m
TRIPPLE STAGGER ON SOURCES AND RECEIVERS

54